                                                           EXHIBIT - 99.906 CERT

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Gary L. French, Chief Executive Officer and Ann M. Casey, Chief Financial Officer of The China Fund, Inc.(the "Fund"), certify that:

1. This Form N-CSR filing for the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By: /s/ Gary L. French
    ---------------------

    Chief Executive Officer of The China Fund, Inc.

Date: January 9, 2004

By: /s/ Ann M. Casey
    -------------------

    Chief Financial Officer of the The China Fund, Inc.

Date: January 9, 2004